Exhibit 10.54

Amendment to Employment Agreement

Amendment to Employment Agreement (this “Agreement”), dated as of December 30, 2008, by and between Scientific Games Corporation, a Delaware corporation (the “Company”), and James C. Kennedy (“Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement dated as of January 1, 2007 by and between the Company and Executive (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein to bring the Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986 and the regulations and Treasury guidance thereunder; and

WHEREAS, the amendments contemplated hereby are intended to bring the timing of, and certain procedural aspects with respect to, certain payments under the Employment Agreement into compliance with Section 409A but not to otherwise affect Executive’s right to such payments.

NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Section 4(f) of the Employment Agreement is hereby amended by adding the following three sentences at the end thereof:

“To the extent any payments of money or other benefits due to Executive hereunder could cause the application of an acceleration or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payments or other benefits shall be restructured, to the extent possible, in a manner determined by the Company that does not cause such acceleration or additional tax.  To the extent any reimbursements or in-kind benefits due to Executive under this Agreement constitute deferred compensation under Section 409A of the Code, any such reimbursements or in-kind benefits shall be paid to Executive in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv).  Each payment made under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A of the Code.”

2.                                      Section 5(f) of the Employment Agreement is hereby amended by deleting the end of the first sentence commencing with “and such amount” and replacing such portion of the sentence with the following:

“and such amount shall be payable over a period of twelve (12) months after termination in accordance with Section 5(g) of this Agreement; provided, however, to the extent that such foregoing amount is exempt from Section 409A and/or if such Change in Control constitutes a change in ownership, change in effective control or a change in ownership of a substantial portion of the assets of the Company under Regulation Section 1.409A-3(i)(5), the foregoing amount, as well as the amount payable under Section 5(e)(iv) of this Agreement, shall be paid in a lump sum in accordance with Section 5(g) of this Agreement.”

3.                                      Section 5(g) of the Employment Agreement is hereby amended by substituting “Section 5(c)(ii), 5(e)(ii) or 5(f) (solely with respect to the amount determined by reference to Section 5(e)(ii) and subject to the proviso in the first sentence of Section 5(f))” for “Sections 5(c)(ii) or 5(e)(ii)” in the first sentence of such section.

4.                                      Section 5(k) of the Employment Agreement is hereby amended by inserting the following new sentence after the first sentence thereof:

“The Company shall provide Executive with the proposed form of release referred to in the immediately preceding sentence no later than two days following the Termination Date.  The Executive shall have 21 days to consider the release and if he executes the release, shall have seven (7) days after execution of the release to revoke the release, and, absent such revocation, the release shall become binding.  Provided Executive does not revoke the release, payments contingent on the release (if any) shall be paid no earlier than eight (8) days after execution thereof in accordance with the applicable provisions herein.”

5.                                      Employment Agreement.  Except as set forth in this Amendment, all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

6.                                      Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

7.                                      Headings.  The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.

SCIENTIFIC GAMES INTERNATIONAL, INC

By:	/s/ Ira Raphaelson
	Name:	Ira Raphaelson
	Title:	VP, General Counsel & Secretary

/s/ James C. Kennedy
	Name:	James C. Kennedy